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                                                                   Exhibit 10.73

                  LOAN DOCUMENT MODIFICATION AGREEMENT (No. 2)

         LOAN DOCUMENT MODIFICATION AGREEMENT (NO. 2) (the "Agreement"), dated as of March 28, 2003, by and among LIONBRIDGE TECHNOLOGIES HOLDINGS B.V. and LIONBRIDGE TECHNOLOGIES B.V., each a limited liability company incorporated under the laws of the Netherlands, Lionbridge Technologies Ireland, an unlimited company incorporated under the laws of Ireland (collectively, the "Borrowers"), and SILICON VALLEY BANK ("Silicon"), a California chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, and with a loan production office located at One Newton Executive Park, 2221 Washington Street, Suite 200, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East".

1. Reference to Existing Loan Documents.

         Reference is made to that certain Loan Agreement, dated as of June 28, 2001, between Silicon and the Borrowers, as amended by Loan Document Modification Agreement (No. 1), dated as of April 29, 2002 (as so amended, with the attached schedules and exhibits, the "Loan Agreement"), and the Loan Documents referred to therein, including without limitation, that certain Promissory Note of the Borrowers dated as of June 28, 2001, in the principal amount of U.S. $6,000,000, as amended by that certain Allonge dated April 29, 2002 (as so amended, the "Note"). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same respective meanings as set forth in the Loan Agreement.

2. Effective Date.

         This Agreement shall become effective as of March 28, 2003 (the "Effective Date"), provided that Silicon shall have received the following on or before such date and provided further, that in no event shall this Agreement become effective until signed by an officer of Silicon in California:

     a. two copies of this Agreement, duly executed by the Borrowers, with the attached Consent of Lionbridge Technologies, Inc. ("LTI"), duly executed thereby;

     b. an Allonge to the Note, in the form of Exhibit 1 attached hereto, duly executed by each of the Borrowers;

     c. a Guarantee Modification Agreement (No. 2) in the form of Exhibit 2 attached hereto, duly executed by LTI, with the attached Consent of the Borrowers, duly executed thereby; and

     d. a certificate of the Secretary or other appropriate officer of each Borrower, certifying (i) that the resolutions of its Board of Directors attached to such certificate, authorizing execution and delivery of this Agreement and the Allonge, have been duly authorized,
          (ii) that the charter and other organizational documents of such Borrower delivered to Silicon on June 28, 2001 remain in effect and have not been amended or modified in any respect, and (iii) as to the identity of officer(s) authorized to execute this Agreement and the Allonge and to

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          take all other actions contemplated hereby and thereby, and providing signature specimens of such officer(s).

3. Description of Changes in Terms.

         As of the Effective Date, the Loan Agreement is modified in the following respects:

     a. Section 1.4. Section 1.4 of the Loan Agreement is hereby amended by adding the following sentence at the end of said section: "The full amount of the Loan Fee shall be fully earned by Silicon on April 2, 2003, regardless of when payable; provided, however, in the event the obligation to extend credit under this Agreement is syndicated or shared among other financial institutions prior to the Maturity Date, such Loan Fee shall, for purposes of the allocation thereof among Silicon and such other financial institutions, be deemed to accrue monthly, over a two year period commencing April 2, 2003, and any paid or unpaid portion of the Loan Fee not deemed accrued on or before the date of syndication or sharing, shall be distributed among Silicon and such other financial institutions on a pro rata basis in accordance with their respective commitments to extend credit hereunder."

     b. Section 1.5. Section 1.5 of the Loan Agreement is hereby amended by adding the parenthetical "(plus the Foreign Exchange Reserve)" immediately after the first appearance of the words "Letters of Credit" in the second sentence therein.

     c. Section 1.6. Section 1.6 of the Loan Agreement is hereby amended by adding the parenthetical "(plus the aggregate face amount of all outstanding Letters of Credit)" immediately after the first appearance of the words "Exchange Contracts" in the second sentence therein.

     d. Section 5.5. Clause (viii) of Section 5.5(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "incur any debts, other than the subordinated Inside Debt listed on Exhibit A to the Schedule hereto or subordinated debt incurred (on a dollar for dollar basis, with the written consent of the Bank) in substitution thereof, or debts to a subsidiary in the ordinary course of business, but only to the extent such debt would not have a material, adverse effect on Borrower or any guarantor (including the Parent Guarantor) or on the prospect of repayment of the Obligations;".

     e. Section 6.2. Section 6.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "6.2 Early Termination. So long as no Loans, Letters of Credit or Exchange Contracts are then outstanding, the credit facility established under this Agreement may be terminated prior to the Maturity Date by Borrower providing Silicon written notice thereof not less than three Business Days prior to the date of the proposed termination. Such termination shall subject Borrower to, and in the

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          event Silicon shall exercise its remedy of acceleration pursuant to
          Section 7.1(b) Borrower shall be subjected to, in addition to any other fees and amounts payable hereunder, a termination fee (the "Cancellation Fee") in the amount set forth on the Schedule to this Loan Agreement. In the event the Cancellation Fee or any other fees or amounts payable hereunder are not paid in full on the termination date or acceleration date, as the case may be, such amounts shall bear interest, until paid in full, at the rate set forth in the Schedule to this Agreement.".

     f.   Section 7.1. Section 7.1 of the Loan Agreement is amended as follows:

          (i) Section 7.1(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows: in its entirety to read as follows:

          "Borrower or Guarantor makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than (A) as permitted in the applicable subordination agreement and hereunder or (B) during any fiscal quarter commencing on or after April 1, 2003, regularly scheduled payments (excluding any mandatory or voluntary prepayment, by acceleration or otherwise) required pursuant to terms of the subordinated debt documents, on the dates specified therein, but only to the extent the Aggregated EBITDA for such fiscal quarter then exceeds the sum of the EBITDA Threshold applicable thereto plus the aggregate amount of all payments of subordinated debt made on or after April 1, 2003; or if any Person that has subordinated such indebtedness or obligations terminates or in any way limits its subordination agreement;"; and

          (ii) Section 7.1(q) of the Loan Agreement is amended and restated in its entirety to read as follows:

          "there shall be (i) a Default or Event of Default (as defined in the Domestic Loan Documents) under the Domestic Loan Documents and/or (ii) a material breach of any representation or warranty, or any breach of any covenant (including, without limitation, any financial covenant) or obligation (including, without limitation, any payment obligation) of the Guarantor under the Parent Guarantee;".

     g. Section 8. Section 8 of the Loan Agreement is hereby amended as follows:

          (i) The following additional definitions are inserted therein in appropriate alphabetical order:

               "'Aggregated EBITDA' means, for any fiscal quarter, the sum (without duplication) of the EBITDAs (as defined in the Parent Guarantee) for each completed fiscal quarter ending after March 31, 2003."; and

               "'EBITDA Threshold' means, for each fiscal quarter specified below, the respective amount specified below for such fiscal quarter:

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               Fiscal Quarter Ended                           EBITDA Threshold
               --------------------                           ----------------

               April 1, 2003 - June 30, 2003                   $ 1,300,000.00
               July 1, 2003 - September 30, 2003               $ 3,250,000.00
               October 1, 2003 - December 31, 2003             $ 5,250,000.00
               January 1, 2004 - March 31, 2004                $ 7,500,000.00
               April 1, 2004 - June 30, 2004                   $10,000,000.00
               July 1, 2004 - September 30, 2004               $12,750,000.00
               October 1, 2004 - December 31, 2004             $15,750,000.00"

          (ii) The definition of "Eligible Receivables" is amended and restated in its entirety to read as follows:

               " `Eligible Receivables' means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which have been invoiced to the relevant Account Debtor, which Silicon, in its commercially reasonable judgment, shall deem eligible for borrowing, based on such commercially reasonable considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Receivables are eligible for borrowing is a matter of Silicon's discretion, the following (the "Eligibility Requirements") are the minimum requirements by which a Receivable may be deemed an Eligible Receivable: (i) the Receivable must not be outstanding for more than 90 days from its invoice date, (ii) the Receivable must not be subject to any contingencies (including Receivables arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iii) the Receivable must not be owing from an Account Debtor with whom Borrower has any material dispute regarding collection (whether or not relating to the particular Receivable), (iv) the Receivable must not be owing from an Affiliate of Borrower, (v) the Receivable must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or which, fails or goes out of a material portion of its business, or be a Receivable that Silicon knows or has reason to know presents a material risk of non-collection, (vi) with respect to Lionbridge Technologies Holdings B.V. and Lionbridge Technologies B.V., the Receivable must be invoiced from The Netherlands, and with respect to Lionbridge Technologies Ireland, the Receivable must be invoiced from Ireland and (vii) the Receivable must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise. Notwithstanding satisfaction of all Eligibility Requirements, Receivables owing from any individual Account Debtor shall be ineligible for borrowing (as Eligible Receivables) to the extent they exceed 25% of the total of all Receivables then outstanding; provided, however, Receivables owing from Microsoft Corporation and Hewlett-Packard, to the extent otherwise satisfying all Eligibility Requirements, shall be eligible for borrowing (as Eligible Receivables) to the extent they do not exceed 35% of the total of all Receivables then outstanding. In addition, if more than 50% of Receivables owing from any individual Account Debtor are

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               outstanding more than 90 days after the applicable invoice date(s) (without regard to unapplied credits), or otherwise do not satisfy all Eligibility Requirements, then all Receivables owing from such Account Debtor shall be ineligible for borrowing (as Eligible Receivables). Silicon may, from time to time, in its commercially reasonable judgment, revise any eligibility requirement, upon written notice to Borrower."; and

         (iii) The definition of "Domestic Loan Documents" is amended by inserting the following phrase immediately before the period at the conclusion thereof: ", in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time";

     h. Section 9.1. Section 9.1 of the Loan Agreement is hereby amended by deleting the word "three" in the first sentence therein, and inserting in its place the word "two".

     i. Schedule to Loan Agreement. The Schedule to the Loan Agreement is hereby amended and restated in its entirety to read as set forth on
          Exhibit 3 attached hereto.

     j. The Loan Agreement and the other Loan Documents are hereby amended wherever necessary or appropriate to reflect the foregoing changes.

4. Representations and Warranties. Each Borrower represents and warrants to Silicon that as of the Effective Date, after giving effect to the waiver contained in Section 3 of the Guarantee Modification Agreement No. 2 attached hereto as Exhibit 2, (i) except as set forth in Schedule A attached hereto, the representation and warranties of the Borrowers set forth in the Loan Documents (as amended by this Agreement) are true and correct, (ii) no Borrower has any defenses against its obligations to pay any amounts due under the Loan Agreement and the other Loan Documents and
     (iii) no Default or Event of Default has occurred and is continuing.

5. Continuing Validity. Upon the effectiveness hereof, each reference in each Loan Document to "the Loan Agreement", "thereunder", "thereof", "therein", or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended hereby. Except as specifically set forth above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed. Each of the other Loan Documents are in full force and effect and are hereby ratified and confirmed. The amendments set forth above (i) do not constitute a waiver or modification of any term, condition or covenant of the Loan Agreement or any other Loan Document, other than as expressly set forth herein, and (ii) shall not prejudice any rights which Silicon may now or hereafter have under or in connection with the Loan Agreement, as amended hereby, or the other Loan Documents and shall not obligate Silicon to assent to any further modifications.

6.   Miscellaneous.

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     a.   This Agreement may be signed in one or more counterparts each of which taken together shall constitute one and the same document.

     b. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     c. EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON SILICON CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA.

     d. The Borrowers agree, on a joint and several basis, to promptly pay on demand all reasonable costs and expenses of Silicon in connection with the preparation, reproduction, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder.

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         IN WITNESS WHEREOF, Silicon and the Borrowers have caused this Loan
Document Modification Agreement (No. 2) to be signed under seal by their respective duly authorized officers as of the date first set forth above.

                         SILICON VALLEY EAST, A DIVISION
                             OF SILICON VALLEY BANK


                         By: /s/ John D. Gaziano, Jr.
                             ----------------------------------------
                             Name: John D. Gaziano, Jr.
                             Title: Senior Relationship Manager



                         SILICON VALLEY BANK

                         By: /s/ Heidi Fetty
                             ----------------------------------------
                             Name: Heidi Fetty
                             Title: Loan Documentation Specialist
                             (signed in Santa Clara, CA)



                         LIONBRIDGE TECHNOLOGIES HOLDINGS B.V.

                         By: /s/ Rory Cowan
                             ----------------------------------------
                             Name: Rory Cowan
                             Title:  Managing Director



                         LIONBRIDGE TECHNOLOGIES B.V.

                         By: /s/ Rory Cowan
                             ----------------------------------------
                             Name: Rory Cowan
                             Title:  Managing Director



                         LIONBRIDGE TECHNOLOGIES IRELAND

                         (Present when the Common Seal of Lionbridge
                         Technologies Ireland was affixed hereto)

                         By: /s/ Rory Cowan
                             ----------------------------------------
                             Name: Rory Cowan
                             Title:  Managing Director

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